UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 14, 2010
Alere Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On July 14, 2010, the stockholders of Alere Inc. (the “Company”) approved the adoption of the Company’s 2010 Stock Option and Incentive Plan (the “Plan”). The Plan authorizes the Company to issue shares of common stock of the Company pursuant to various stock incentive awards. The total number of shares of common stock issuable pursuant to the Plan is equal to 1,000,000 plus an additional number of shares equal to the number of shares remaining available for new grants or awards under the Company’s 2001 Stock Option and Incentive Plan, as amended, on July 14, 2010. The Company currently estimates that an aggregate of approximately 1.7 million shares of common stock will be issuable pursuant to the Plan. The Company’s principal executive officer, principal financial officer and its other named executive officers, along with the Company’s other officers, employees, directors, consultants and other key persons are eligible to participate in the Plan.
     The Plan was previously approved by the Company’s board of directors, subject to stockholder approval. A summary of the Plan is included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 4, 2010 under the heading “Proposal 3 — Approval of the Inverness Medical Innovations, Inc. 2010 Stock Option and Incentive Plan,” and is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel — Corporate & Finance
Date: July 20, 2010